Exhibit 10.1

REVOLVING CREDIT NOTE MODIFICATION AGREEMENT

THIS REVOLVING CREDIT NOTE MODIFICATION AGREEMENT (the “Amendment”) is dated as of January 15, 2008, between ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (herein called the “Borrower”), and SOUTHWEST BANK OF ST. LOUIS, a Missouri banking corporation, successor by merger to Missouri State Bank and Trust Company, a Missouri banking corporation (herein called the “Lender”).

WHEREAS, Borrower and Lender entered into a Revolving Credit Agreement dated December 30, 2005, as amended (the “Credit Agreement”), pursuant to which Borrower executed and delivered its Revolving Credit Note originally in the amount of Three Million and no/100 Dollars ($3,000,000), which note was amended by that certain Revolving Credit Note Modification Agreement, dated March 29, 2006, to increase the principal amount available for borrowing to Four Million and No/100 Dollars ($4,000,000.00) (the “Revolving Credit Note”) and that certain Revolving Credit Note Modification Agreement, dated January 15, 2007, to extend the maturity date of the Revolving Credit Note to January 15, 2008; and

WHEREAS, the Revolving Credit Note matures on January 15, 2008, and Borrower has asked Lender to extend the maturity thereof to May 15, 2008; and

WHEREAS, Lender has agreed to do so subject to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Defined Terms. Terms defined in the Credit Agreement and the Revolving Credit Note shall have the same meanings when used herein.

2. Amendment to Revolving Credit Note. The Revolving Credit Note is hereby amended, effective as of the date hereof, to provide for a maturity date of May 15, 2008 (the “Maturity Date”).

3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Missouri.

4. Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

5. Ratification. Except as amended hereby the Credit Agreement and the Revolving Credit Note are in all respects ratified, approved and confirmed.

6. Writing Required. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM

MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

BY:	/s/ FRANCIS E. O’DONNELL, JR. 03/31/08
Name:	Francis E. O’Donnell, Jr
Title:	Chairman and CEO

SOUTHWEST BANK OF ST. LOUIS

BY:	/s/ SCOTT Z. LARSON
Name:	Scott Z. Larson
Title:	Senior Vice President

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